Apollo Investment Corporation
Reports Financial Results for the Quarter Ended December 31, 2019

Fiscal Third Quarter and Other Recent Highlights:

•	Net investment income per share for the quarter was $0.54 compared to $0.53 for the quarter ended September 30, 2019

•	Net asset value per share as of the end of the quarter was $18.27 compared to $18.69 as of September 30, 2019, a decrease of 2.3%

•	95% of net losses incurred during the quarter were attributable to non-core and legacy assets(1)

•
Continued to successfully execute our prudent portfolio growth strategy by increasing our exposure to core assets(2) and reducing our exposure to non-core and legacy assets,(1) as well as second lien loans

▪	Core assets(2) increased to 88%(3) of the portfolio and non-core and legacy assets(1) decreased to 12%(5) of the portfolio as of the end of the quarter

▪	Non-core and legacy asset(1) sales and repayments totaled $46 million during the quarter

▪	Second lien sales and repayments totaled $62 million during the quarter

•	Gross corporate lending commitments made during the quarter totaled $491 million

•	Gross fundings during the quarter totaled $399 million(4) and net fundings totaled $171 million(5)

•	Net leverage(6) as of the end of the quarter was 1.43x, compared to 1.24x as of September 30, 2019

•	Declared a distribution of $0.45 per share

•	Repurchased 0.5 million shares of common stock for an aggregate cost of $7.8 million during the quarter

New York, NY — February 4, 2020 — Apollo Investment Corporation (NASDAQ: AINV) or the “Company,” or “Apollo Investment,” today announced financial results for its third fiscal quarter ended December 31, 2019. The Company’s net investment income was $0.54 per share for the quarter ended December 31, 2019, compared to $0.53 per share for the quarter ended September 30, 2019. The Company’s net asset value (“NAV”) was $18.27 per share as of December 31, 2019, compared to $18.69 as of September 30, 2019.
On February 4, 2020, the Board of Directors declared a distribution of $0.45 per share payable on April 6, 2020 to shareholders of record as of March 20, 2020.
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(1)	Non-core assets include oil & gas, structured credit, renewables, shipping and commodities.

(2)	Core assets include leveraged lending, life sciences, asset based, lender finance and aviation.

(3)	On a fair value basis.

(4)	Excludes $131 million of gross fundings for revolvers.

(5)	Includes $1 million net fundings for revolvers and a $2 million repayment from Merx Aviation.

(6)
The Company’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.

Mr. Howard Widra, Apollo Investment’s Chief Executive Officer commented, “During the quarter, we continued to successfully implement our plan to prudently grow our portfolio with first lien floating rate corporate loans sourced by the Apollo Direct Origination platform, while continuing to reduce our exposure non-core and legacy assets as well as second lien loans. We believe the risk profile of our portfolio continues to improve which allows us to operate at a higher leverage ratio.” Mr. Widra continued, “In addition, this quarter was an important inflection point in the makeup of our non-core portfolio. The non-core portfolio decreased by approximately $67 million through the combination of repayments and unrealized losses, reducing non-core assets to 12% of the portfolio. In addition, the risk attributable to our remaining non-core portfolio has decreased due to the successful restructuring of our investment in Carbonfree Chemicals. The combination of this restructuring and the accretive impact of the reinvestment of the proceeds received from non-core and legacy repayments has allowed us to have a smaller and better collateralized non-core portfolio while improving the overall earnings profile of Apollo Investment.”

FINANCIAL HIGHLIGHTS

($ in billions, except per share data)	December 31, 2019		September 30, 2019		June 30, 2019		March 31, 2019		December 31, 2018
Total assets	$3.06		$2.89		$2.70		$2.50		$2.38
Investment portfolio (fair value)	$2.97		$2.80		$2.62		$2.41		$2.31
Debt outstanding	$1.79		$1.58		$1.35		$1.13		$0.99
Net assets	$1.22		$1.25		$1.29		$1.31		$1.32
Net asset value per share	$18.27		$18.69		$19.00		$19.06		$19.03

Debt-to-equity ratio	1.47	x	1.26	x	1.05	x	0.86	x	0.76	x
Net leverage ratio (1)	1.43	x	1.24	x	1.03	x	0.83	x	0.74	x
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(1)
The Company’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.

PORTFOLIO AND INVESTMENT ACTIVITY

	Three Months Ended December 31,		Nine Months Ended December 31,
(in millions)*	2019	2018	2019	2018
Investments made in portfolio companies	$530.0	$305.3	$1,442.0	$1,027.8
Investments sold	(14.9)	(16.3)	(44.5)	(194.4)
Net activity before repaid investments	515.1	289.0	1,397.5	833.4
Investments repaid	(344.2)	(274.4)	(804.6)	(740.2)
Net investment activity	$170.9	$14.6	$593.0	$93.2

Portfolio companies at beginning of period	139	98	113	90
Number of new portfolio companies	16	14	51	30
Number of exited portfolio companies	(4)	(9)	(13)	(17)
Portfolio companies at end of period	151	103	151	103

Number of investments made in existing portfolio companies	42	26	59	35

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* Totals may not foot due to rounding.

OPERATING RESULTS

	Three Months Ended December 31,		Nine Months Ended December 31,
(in millions)*	2019	2018	2019	2018
Net investment income	$36.2	$31.5	$106.5	$95.2
Net realized and change in unrealized gains (losses)	(35.9)	(32.7)	(75.3)	(55.1)
Net increase in net assets resulting from operations	$0.3	$(1.2)	$31.2	$40.1

(per share)* (1)
Net investment income on per average share basis	$0.54	$0.45	1.58	$1.34
Net realized and change in unrealized gain (loss) per share	(0.54)	(0.47)	(1.11)	(0.77)
Earnings per share — basic	$—	$(0.02)	$0.46	$0.56
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* Totals may not foot due to rounding.
(1) Based on the weighted average number of shares outstanding for the period presented.

SHARE REPURCHASE PROGRAM
During the three months ended December 31, 2019, the Company repurchased 501,611 shares at a weighted average price per share of $15.65, inclusive of commissions, for a total cost of $7.8 million. During the period from January 1, 2020 through February 3, 2020, the Company did not repurchase any shares. Since the inception of the share repurchase program and through February 3, 2020, the Company repurchased 12,368,013 shares at a weighted average price per share of $16.83, inclusive of commissions, for a total cost of $208.1 million, leaving a maximum of $41.9 million available for future purchases under the current Board authorization of $250 million.

* Share figures have been adjusted for the one-for-three reverse stock split which was completed after market close on November 30, 2018.

CONFERENCE CALL / WEBCAST AT 5:00 PM EST ON FEBRUARY 4, 2020
The Company will host a conference call on Tuesday, February 4, 2020 at 5:00 p.m. Eastern Time. All interested parties are welcome to participate in the conference call by dialing (888) 802-8579 approximately 5-10 minutes prior to the call; international callers should dial (973) 633-6740. Participants should reference Apollo Investment Corporation or Conference ID #9180437 when prompted. A simultaneous webcast of the conference call will be available to the public on a listen-only basis and can be accessed through the Events Calendar in the Shareholder section of our website at www.apolloic.com. Following the call, you may access a replay of the event either telephonically or via audio webcast. The telephonic replay will be available approximately two hours after the live call and through February 25, 2020 by dialing (800) 585-8367; international callers please dial (404) 537-3406, reference Conference ID #9180437 . A replay of the audio webcast will also be available later that same day. To access the audio webcast please visit the Events Calendar in the Shareholder section of the Company’s website at www.apolloic.com.
SUPPLEMENTAL INFORMATION
The Company provides a supplemental information package to offer more transparency into its financial results and make its reporting more informative and easier to follow. The supplemental package is available in the Shareholders section of the Company’s website under Presentations at www.apolloic.com.

Our portfolio composition and weighted average yields as of December 31, 2019, September 30, 2019, June 30, 2019, March 31, 2019, and December 31, 2018 were as follows:

	December 31, 2019		September 30, 2019		June 30, 2019	March 31, 2019	December 31, 2018
Portfolio composition, at fair value:
First lien secured debt	78%		74%		69%	66%	64%
Second lien secured debt	14%		17%		21%	23%	24%
Total secured debt	92%		91%		90%	89%	88%
Unsecured debt	—		—		—	—	—
Structured products and other	0%		2%		2%	2%	3%
Preferred equity	1%		1%		1%	1%	1%
Common equity/interests and warrants	7%		6%		7%	8%	8%
Weighted average yields, at amortized cost (1):
First lien secured debt (2)	8.7%		9.0%		9.3%	9.9%	10.4%
Second lien secured debt (2)	10.7%		11.0%		11.3%	11.4%	11.4%
Total secured debt (2)	9.1%		9.4%		9.8%	10.2%	10.7%
Unsecured debt portfolio (2)	—		—		—	—	—
Total debt portfolio (2)	9.1%		9.4%		9.8%	10.2%	10.7%
Total portfolio (3)	8.6%		8.9%		9.2%	9.6%	9.6%
Interest rate type, at fair value (4):
Fixed rate amount	—		—		—	—	—
Floating rate amount	$2.2	billion	$2.0	billion	$1.8 billion	$1.5 billion	$1.4 billion
Fixed rate, as percentage of total	—		—		1%	—	—
Floating rate, as percentage of total	100%		100%		99%	100%	100%
Interest rate type, at amortized cost (4):
Fixed rate amount	—		—		—	—	—
Floating rate amount	$2.3	billion	$2.0	billion	$1.8 billion	$1.5 billion	$1.4 billion
Fixed rate, as percentage of total	—		—		1%	—	—
Floating rate, as percentage of total	100%		100%		99%	100%	100%

(1)	An investor’s yield may be lower than the portfolio yield due to sales loads and other expenses.

(2)	Exclusive of investments on non-accrual status.

(3)	Inclusive of all income generating investments, non-income generating investments and investments on non-accrual status.

(4)
The interest rate type information is calculated using the Company’s corporate debt portfolio and excludes aviation, oil and gas, structured credit, renewables, shipping, commodities and investments on non-accrual status.

APOLLO INVESTMENT CORPORATION STATEMENTS OF ASSETS AND LIABILITIES (In thousands, except share and per share data)

	December 31, 2019	March 31, 2019
	(Unaudited)
Assets
Investments at fair value:
Non-controlled/non-affiliated investments (cost — $2,285,650 and $1,654,322, respectively)	$2,256,200	$1,627,406
Non-controlled/affiliated investments (cost — $133,246 and $67,072, respectively)	93,732	49,681
Controlled investments (cost — $656,560 and $736,717, respectively)	617,265	731,045
Cash and cash equivalents	36,310	36,280
Foreign currencies (cost — $5,839 and $4,963, respectively)	5,916	4,909
Receivable for investments sold	5,686	336
Interest receivable	18,936	24,280
Dividends receivable	4,702	3,748
Deferred financing costs	16,797	19,776
Prepaid expenses and other assets	4,480	336
Total Assets	$3,060,024	$2,497,797

Liabilities
Debt	$1,785,637	$1,128,686
Payable for investments purchased	800	677
Distributions payable	29,946	31,040
Management and performance-based incentive fees payable	10,414	8,880
Interest payable	8,138	5,818
Accrued administrative services expense	2,576	2,983
Other liabilities and accrued expenses	6,631	7,086
Total Liabilities	$1,844,142	$1,185,170

Net Assets	$1,215,882	$1,312,627

Net Assets
Common stock, $0.001 par value (130,000,000 and 400,000,000 shares authorized; 66,545,741 and 68,876,986 shares issued and outstanding, respectively)	$66	$69
Capital in excess of par value	2,118,652	2,155,836
Accumulated under-distributed (over-distributed) earnings	(902,836)	(843,278)
Net Assets	$1,215,882	$1,312,627

Net Asset Value Per Share	$18.27	$19.06

APOLLO INVESTMENT CORPORATION STATEMENTS OF OPERATIONS (Unaudited) (In thousands, except per share data)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2019	2018	2019	2018
Investment Income
Non-controlled/non-affiliated investments:
Interest income (excluding Payment-in-kind (“PIK”) interest income)	$49,809	$39,494	$148,303	$123,523
Dividend income	264	2	331	2
PIK interest income	1,224	643	6,662	2,709
Other income	1,193	3,748	4,315	6,961
Non-controlled/affiliated investments:
Interest income (excluding PIK interest income)	161	—	161	—
Dividend income	322	298	954	904
PIK interest income	515	—	515	—
Other income	—	—	—	—
Controlled investments:
Interest income (excluding PIK interest income)	11,449	15,061	36,358	44,627
Dividend income	2,651	3,300	5,102	10,550
PIK interest income	894	1,495	2,615	4,390
Other income	—	—	—	—
Total Investment Income	$68,482	$64,041	$205,316	$193,666
Expenses
Management fees	$10,342	$8,720	$30,071	$26,851
Performance-based incentive fees	71	7,409	1,983	21,190
Interest and other debt expenses	18,200	14,217	54,445	42,697
Administrative services expense	1,542	1,657	4,810	5,152
Other general and administrative expenses	2,205	2,564	7,814	8,621
Total expenses	32,360	34,567	99,123	104,511
Management and performance-based incentive fees waived	—	(1,852)	—	(5,542)
Expense reimbursements	(98)	(161)	(295)	(500)
Net Expenses	$32,262	$32,554	$98,828	$98,469
Net Investment Income	$36,220	$31,487	$106,488	$95,197
Net Realized and Change in Unrealized Gains (Losses)
Net realized gains (losses):
Non-controlled/non-affiliated investments	$(537)	$(12,421)	$(6,245)	$(22,140)
Non-controlled/affiliated investments	(1,820)	—	(731)	2,007
Controlled investments	—	—	—	—
Option contracts	—	(6,475)	—	(29,995)
Foreign currency transactions	6,200	(55)	5,014	(80)
Extinguishment of debt	—	—	(4,375)	—
Net realized gains (losses)	3,843	(18,951)	(6,337)	(50,208)
Net change in unrealized gains (losses):
Non-controlled/non-affiliated investments	8,972	2,235	(2,534)	(8,603)
Non-controlled/affiliated investments	(21,371)	(7,124)	(22,123)	(11,084)
Controlled investments	(10,858)	(18,883)	(33,623)	(8,911)
Option contracts	—	8,787	—	19,146
Foreign currency translations	(16,520)	1,271	(10,688)	4,564
Net change in unrealized gains (losses)	(39,777)	(13,714)	(68,968)	(4,888)
Net Realized and Change in Unrealized Gains (Losses)	$(35,934)	$(32,665)	$(75,305)	$(55,096)
Net Increase (Decrease) in Net Assets Resulting from Operations	$286	$(1,178)	$31,183	$40,101
Earnings Per Share — Basic	$—	$(0.02)	$0.46	$0.56

About Apollo Investment Corporation
Apollo Investment Corporation (NASDAQ: AINV) is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company invests primarily in various forms of debt investments, including secured and unsecured debt, loan investments, and/or equity in private middle-market companies. The Company may also invest in the securities of public companies and structured products and other investments such as collateralized loan obligations and credit-linked notes. The Company seeks to provide private financing solutions for private companies that do not have access to the more traditional providers of credit. Apollo Investment Corporation is managed by Apollo Investment Management, L.P., an affiliate of Apollo Global Management, Inc., a leading global alternative investment manager. For more information, please visit www.apolloic.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, including, but not limited to, statements as to our future operating results; our business prospects and the prospects of our portfolio companies; the impact of investments that we expect to make; our contractual arrangements and relationships with third parties; the dependence of our future success on the general economy and its impact on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; our expected financings and investments; the adequacy of our cash resources and working capital; and the timing of cash flows, if any, from the operations of our portfolio companies.
We may use words such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; new strategic initiatives; the ability to reposition the investment portfolio; the market outlook; future investment activity; and risks associated with changes in business conditions and the general economy. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.
Contact
Elizabeth Besen
Investor Relations Manager
Apollo Investment Corporation
212.822.0625
ebesen@apollo.com